Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Community Bank Corporation of America (the “Company”) on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Kenneth P. Cherven, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 11, 2005	By:	/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer